Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(438,600)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(59,370)
Dividend Income	74,754
Interest Income	125,485
ETF Transaction Fees	700
Total Income (Loss)	$(297,031)

Expenses
General Partner Management Fees	$27,136
Professional Fees	16,070
Brokerage Commissions	621
Directors' Fees and insurance	1,604
License fees	677
Total Expenses	$46,108
Net Income (Loss)	$(343,139)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/24	$54,812,282
Withdrawals ((100,000) Shares)	(3,661,464)
Net Income (Loss)	(343,139)

Net Asset Value End of Month	$50,807,679
Net Asset Value Per Share (1,400,000 Shares)	$36.29

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596